Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 19, 2011

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2011.

GAAP Results of Operations.    Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2011 were $1.32, compared with $1.48 in the year-earlier quarter. GAAP-basis net income in the recent quarter aggregated $183 million, compared with $192 million in the third quarter of 2010. GAAP-basis net income for the third quarter of 2011 expressed as an annualized rate of return on average assets and average common shareholders’ equity was .94% and 7.84%, respectively, compared with 1.12% and 9.56%, respectively, in the year-earlier quarter.

As compared with the third quarter of 2010, the recent quarter’s performance reflected higher net interest income, a lower provision for credit losses and significantly higher trust income. Those positive factors were muted by higher noninterest expenses and lower residential mortgage banking revenues. The increased net interest income, trust income and noninterest expenses were each predominantly related to the acquisition of Wilmington Trust Corporation (“Wilmington Trust”) on May 16, 2011. Included in noninterest expenses in the recent quarter were merger-related expenses associated with the Wilmington Trust acquisition of $16 million, after applicable tax effect, or $.13 of diluted earnings

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per common share. Such expenses were related to systems conversions and other costs of integrating operations and introducing Wilmington Trust’s former customers to M&T’s products and services. There were no merger-related expenses in the year-earlier quarter.

Supplemental Reporting of Non-GAAP Results of Operations.    M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.53 in the recent quarter, down 1% from $1.55 in the third quarter of 2010. Net operating income during the third quarter of 2011 was $210 million, up 5% from $200 million in the year-earlier quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.14% and 16.26%, respectively, in the recent quarter, compared with 1.24% and 19.58% in the third quarter of 2010.

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Commenting on M&T’s financial results in the third quarter of 2011, René F. Jones, Executive Vice President and Chief Financial Officer, said, “The recent quarter’s results reflect the impact of M&T’s acquisition of Wilmington Trust. Notably, in late-August the major loan and deposit systems of Wilmington Trust were successfully converted to those of M&T, culminating a significant resource commitment. Now that the conversions are behind us, we are well positioned to turn our attention towards achieving the economic benefits from combining the organizations.”

Further commenting on recent quarter highlights, Mr. Jones noted, “Despite the continued challenging economic environment and turbulent markets, which dampened our fee income relative to the second quarter, we experienced a number of positive trends. We were pleased with the credit performance for the period. Specifically, net charge-offs declined for the fourth consecutive quarter. We also continued to experience solid growth in customer deposits.”

Taxable-equivalent Net Interest Income.    Taxable-equivalent net interest income totaled $623 million in the third quarter of 2011, up from $576 million in the year-earlier period and $593 million in the second quarter of 2011. The improvement in such income from the prior periods resulted from higher average earning assets, partially offset by a narrowing of the net interest margin. The net interest margin was 3.68% in the recent quarter, compared with 3.87% in the third quarter of 2010 and 3.75% in the second quarter of 2011. The higher levels of average earning assets in the two most recent quarters as compared with the third quarter of 2010 were predominantly due to the impact of the Wilmington Trust acquisition, which added approximately $9.6 billion of earning assets on the May 16, 2011 acquisition date. The

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narrowing of the net interest margin in the recent quarter as compared with the year-earlier quarter and the second 2011 quarter also reflected the impact of the Wilmington Trust transaction, including significantly higher earning balances on deposit with the Federal Reserve.

Provision for Credit Losses/Asset Quality.    The provision for credit losses was $58 million in the recent quarter, improved from $93 million in the third quarter of 2010 and $63 million in 2011’s second quarter. Net charge-offs of loans totaled $57 million during the third quarter of 2011, compared with $93 million and $59 million in the quarters ended September 30, 2010 and June 30, 2011, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .39% and .73% in the third quarter of 2011 and 2010, respectively, and .43% in the second quarter of 2011.

Effective September 30, 2011, M&T has begun to separately report “other acquired impaired loans.” M&T defines other acquired impaired loans as loans that ceased performing in accordance with their contractual terms and became impaired subsequent to their acquisition date. Nevertheless, in accordance with GAAP, such loans are included in accounting pools which continue to accrue interest. Other acquired impaired loans, which had previously been aggregated with nonaccrual loans, totaled $218 million or .37% of total loans at September 30, 2011, compared with $141 million or .24% at June 30, 2011 and $98 million or .19% at September 30, 2010. The increase in such loans from June 30, 2011 was due to loans obtained in the acquisition of Wilmington Trust.

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Nonaccrual loans, which exclude other acquired impaired loans, were little changed from June 30, 2011. Such loans totaled $1.11 billion and $1.12 billion at September 30 and June 30, 2011, respectively, or 1.91% of total loans at each of those dates, compared with $1.00 billion or 1.97% at September 30, 2010.

Assets taken in foreclosure of defaulted loans were $150 million at September 30, 2011, down from $193 million at September 30, 2010 and $159 million at June 30, 2011. The decrease in such assets at the two most recent quarter-ends as compared with September 30, 2010 resulted from the sale during 2011’s second quarter of a commercial real estate property in New York City with a carrying value of $99 million. Reflected in assets taken in foreclosure of defaulted loans at September 30 and June 30, 2011 were $51 million and $57 million, respectively, of assets related to the Wilmington Trust acquisition.

Loans past due 90 days or more and accruing interest totaled $310 million at September 30, 2011, down from $373 million at June 30, 2011. Included in such past due but accruing loans at the two most recent quarter-ends were $64 million and $130 million, respectively, of loans obtained in the Wilmington Trust acquisition. At September 30, 2010, loans past due 90 days or more and accruing interest were $215 million. Included in this category were $212 million, $207 million and $194 million of loans guaranteed by government-related entities at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

Allowance for Credit Losses.    M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses was $909 million at September 30, 2011, compared with $895 million at

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September 30, 2010 and $908 million at June 30, 2011. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carry-over of the acquired entity’s allowance for credit losses. Excluding amounts related to loans obtained in acquisition transactions subsequent to 2008, the allowance-to-legacy loan ratio was 1.79% at September 30, 2011, compared with 1.86% at September 30, 2010 and 1.80% at June 30, 2011.

Noninterest Income and Expense.    Noninterest income totaled $368 million in the recent quarter, compared with $290 million and $502 million in the third quarter of 2010 and the second quarter of 2011, respectively. Reflected in such income were net pre-tax losses from investment securities of $10 million and $8 million in the recent quarter and the third quarter of 2010, respectively, and net pre-tax gains from investment securities of $84 million in the second quarter of 2011.

Excluding gains and losses from investment securities in all periods and the non-taxable gain of $65 million recorded in the second quarter of 2011 related to the Wilmington Trust acquisition, noninterest income in the third quarter of 2011 aggregated $378 million, up from $298 million in the third quarter of 2010 and $353 million in 2011’s second quarter. Contributing to those increases were significantly higher trust income, predominantly due to the Wilmington Trust transaction, partially offset by a decline in residential mortgage banking revenues. That decline reflected M&T’s decision to retain the majority of residential mortgage loan originations in the recent quarter rather than selling them.

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Noninterest expense in the third quarter of 2011 aggregated $662 million, compared with $480 million in the year-earlier quarter and $577 million in the second quarter of 2011. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $619 million in the recent quarter, compared with $467 million in the third quarter of 2010 and $525 million in 2011’s second quarter. The most significant factor for the higher levels of operating expenses in the two most recent quarters as compared with the third quarter of 2010 was the impact of the operations obtained in the Wilmington Trust acquisition mid-way through 2011’s second quarter.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 61.8% in the recent quarter, compared with 53.4% and 55.6% in the year-earlier quarter and the second quarter of 2011, respectively. The higher ratio in the recent quarter reflects expenses associated with the operations obtained in the Wilmington Trust acquisition. M&T should begin to realize certain cost savings related to that acquisition transaction during the final quarter of 2011, but expects that the full realization of operating efficiencies will not happen until 2012.

Balance Sheet.    M&T had total assets of $77.9 billion at September 30, 2011, compared with $68.2 billion at September 30, 2010. Loans and leases, net of unearned discount, were $58.4 billion at September 30, 2011, compared with $50.8 billion a year

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earlier. Total deposits aggregated $59.5 billion at the recent quarter-end, up 22% from $48.7 billion at September 30, 2010.

Total shareholders’ equity rose 14% to $9.4 billion at September 30, 2011 from $8.2 billion a year earlier, representing 12.04% and 12.06%, respectively, of total assets. Common shareholders’ equity was $8.5 billion, or $67.70 per share, at September 30, 2011, compared with $7.5 billion, or $62.69 per share, at September 30, 2010. Tangible equity per common share rose 18% to $38.11 at September 30, 2011 from $32.23 at September 30, 2010. Common shareholders’ equity per share and tangible equity per common share were $66.71 and $37.00, respectively, at June 30, 2011. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.46% at September 30, 2011, compared with 5.96% and 6.28% at September 30, 2010 and June 30, 2011, respectively. M&T’s estimated Tier 1 common ratio rose to 6.89% at September 30, 2011, improved from 6.42% and 6.67% at September 30, 2010 and June 30, 2011, respectively.

Conference Call.    Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #18665770. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Friday, October 21, 2011 by calling (800)585-8367, or (404)537-3406 for international

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participants, and by making reference to ID #18665770. The event will also be archived and available by 5:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey, the District of Columbia and Ontario, Canada. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.    This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax

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legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

Amounts in thousands, except per share	Three months ended September 30		Change	Nine months ended September 30		Change
	2011	2010		2011	2010

Performance

Net income	$183,108	192,015	-5%	$711,739	531,719	34%
Net income available to common shareholders	164,671	176,789	-7	651,966	486,831	34

Per common share:
Basic earnings	$1.32	1.49	-11%	$5.34	4.12	30%
Diluted earnings	1.32	1.48	-11	5.32	4.10	30
Cash dividends	$.70	.70	—	$2.10	2.10	—

Common shares outstanding:
Average - diluted (1)	124,860	119,155	5%	122,521	118,766	3%
Period end (2)	125,678	119,435	5	125,678	119,435	5

Return on (annualized):
Average total assets	.94%	1.12%		1.31%	1.04%
Average common shareholders’ equity	7.84%	9.56%		10.94%	9.05%

Taxable-equivalent net interest income	$623,265	575,733	8%	$1,791,066	1,711,322	5%

Yield on average earning assets	4.29%	4.65%		4.42%	4.62%
Cost of interest-bearing liabilities	.86%	1.03%		.89%	1.04%
Net interest spread	3.43%	3.62%		3.53%	3.58%
Contribution of interest-free funds	.25%	.25%		.25%	.25%
Net interest margin	3.68%	3.87%		3.78%	3.83%

Net charge-offs to average total net loans (annualized)	.39%	.73%		.46%	.70%

Net operating results (3)

Net operating income	$209,996	200,225	5%	$715,843	558,930	28%
Diluted net operating earnings per common share	1.53	1.55	-1	5.36	4.33	24
Return on (annualized):
Average tangible assets	1.14%	1.24%		1.39%	1.16%
Average tangible common equity	16.26%	19.58%		20.16%	19.13%
Efficiency ratio	61.79%	53.40%		57.84%	54.10%

	At September 30		Change
	2011	2010
Loan quality

Nonaccrual loans	$1,113,788	1,001,454	11%
Real estate and other foreclosed assets	149,868	192,600	-22%

Total nonperforming assets	$1,263,656	1,194,054	6%

Other acquired impaired loans (4)	$217,759	98,106	122%

Accruing loans past due 90 days or more (6)	$309,966	214,769	44%

Renegotiated loans	$223,233	233,671	-4%

Government guaranteed loans included in totals above:
Nonaccrual loans	$32,937	37,218	-12%
Other acquired impaired loans	40,961	1,014	—%
Accruing loans past due 90 days or more	211,808	194,223	9%

Purchased impaired loans (5):
Outstanding customer balance	$1,393,777	113,964	—%
Carrying amount	703,632	52,728	—%

Nonaccrual loans to total net loans	1.91%	1.97%

Allowance for credit losses to:
Legacy loans	1.79%	1.86%
Total loans	1.56%	1.76%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Acquired loans that ceased performing in accordance with their contractual terms and became impaired subsequent to the acquisition date, but are included in accounting pools that continue to accrue interest.

(5)	Accruing loans that were impaired at acquisition date and recorded at fair value.

(6)	Excludes purchased impaired and other acquired impaired loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Performance

Net income	$183,108	322,358	206,273	204,442	192,015
Net income available to common shareholders	164,671	297,179	190,121	189,678	176,789

Per common share:
Basic earnings	$1.32	2.43	1.59	1.59	1.49
Diluted earnings	1.32	2.42	1.59	1.59	1.48
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	124,860	122,796	119,852	119,503	119,155
Period end (2)	125,678	125,622	120,410	119,774	119,435

Return on (annualized):
Average total assets	.94%	1.78%	1.23%	1.18%	1.12%
Average common shareholders’ equity	7.84%	14.94%	10.16%	10.03%	9.56%

Taxable-equivalent net interest income	$623,265	592,670	575,131	580,227	575,733

Yield on average earning assets	4.29%	4.40%	4.60%	4.58%	4.65%
Cost of interest-bearing liabilities	.86%	.89%	.91%	.97%	1.03%
Net interest spread	3.43%	3.51%	3.69%	3.61%	3.62%
Contribution of interest-free funds	.25%	.24%	.23%	.24%	.25%
Net interest margin	3.68%	3.75%	3.92%	3.85%	3.87%

Net charge-offs to average total net loans (annualized)	.39%	.43%	.58%	.60%	.73%

Net operating results (3)

Net operating income	$209,996	289,487	216,360	196,235	200,225
Diluted net operating earnings per common share	1.53	2.16	1.67	1.52	1.55
Return on (annualized):
Average tangible assets	1.14%	1.69%	1.36%	1.20%	1.24%
Average tangible common equity	16.26%	24.40%	20.16%	18.43%	19.58%
Efficiency ratio	61.79%	55.56%	55.75%	52.55%	53.40%

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Loan quality

Nonaccrual loans	$1,113,788	1,117,584	1,081,920	1,139,740	1,001,454
Real estate and other foreclosed assets	149,868	158,873	218,203	220,049	192,600

Total nonperforming assets	$1,263,656	1,276,457	1,300,123	1,359,789	1,194,054

Other acquired impaired loans (4)	$217,759	141,391	129,191	99,454	98,106

Accruing loans past due 90 days or more (6)	$309,966	373,197	264,480	269,593	214,769

Renegotiated loans	$223,233	234,726	241,190	233,342	233,671

Government guaranteed loans included in totals above:
Nonaccrual loans	$32,937	42,337	36,300	39,883	37,218
Other acquired impaired loans	40,961	36,395	33,053	16,904	1,014
Accruing loans past due 90 days or more	211,808	207,135	214,505	214,111	194,223

Purchased impaired loans (5):
Outstanding customer balance	$1,393,777	1,473,237	206,253	219,477	113,964
Carrying amount	703,632	752,978	88,589	97,019	52,728

Nonaccrual loans to total net loans	1.91%	1.91%	2.08%	2.19%	1.97%

Allowance for credit losses to:
Legacy loans	1.79%	1.80%	1.81%	1.82%	1.86%
Total loans	1.56%	1.55%	1.73%	1.74%	1.76%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.

(4)	Acquired loans that ceased performing in accordance with their contractual terms and became impaired subsequent to the acquisition date, but are included in accounting pools that continue to accrue interest.

(5)	Accruing loans that were impaired at acquisition date and recorded at fair value.

(6)	Excludes purchased impaired and other acquired impaired loans.

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Condensed Consolidated Statement of Income

	Three months ended September 30			Nine months ended September 30
Dollars in thousands	2011	2010	Change	2011	2010	Change
Interest income	$720,351	685,900	5%	$2,076,087	2,047,070	1%
Interest expense	103,632	116,032	-11	304,362	353,641	-14

Net interest income	616,719	569,868	8	1,771,725	1,693,429	5

Provision for credit losses	58,000	93,000	-38	196,000	283,000	-31

Net interest income after provision for credit losses	558,719	476,868	17	1,575,725	1,410,429	12

Other income
Mortgage banking revenues	38,141	61,052	-38	125,448	149,612	-16
Service charges on deposit accounts	121,577	117,733	3	351,024	367,004	-4
Trust income	113,652	30,485	273	218,565	91,582	139
Brokerage services income	13,907	12,127	15	43,129	38,021	13
Trading account and foreign exchange gains	4,176	6,035	-31	19,253	14,531	32
Gain on bank investment securities	89	1,440	—	150,186	1,909	—
Other-than-temporary impairment losses recognized in earnings	(9,642)	(9,532)	—	(52,213)	(58,714)	—
Equity in earnings of Bayview Lending Group LLC	(6,911)	(6,460)	—	(18,812)	(18,353)	—
Other revenues from operations	93,393	77,019	21	347,878	235,570	48

Total other income	368,382	289,899	27	1,184,458	821,162	44

Other expense
Salaries and employee benefits	325,197	246,389	32	891,465	756,296	18
Equipment and net occupancy	68,101	54,353	25	184,434	165,185	12
Printing, postage and supplies	10,593	7,820	35	29,518	25,412	16
Amortization of core deposit and other intangible assets	17,401	13,526	29	44,455	44,834	-1
FDIC assessments	26,701	18,039	48	72,404	60,995	19
Other costs of operations	214,026	140,006	53	516,209	392,841	31

Total other expense	662,019	480,133	38	1,738,485	1,445,563	20

Income before income taxes	265,082	286,634	-8	1,021,698	786,028	30

Applicable income taxes	81,974	94,619	-13	309,959	254,309	22

Net income	$183,108	192,015	-5%	$711,739	531,719	34%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Interest income	$720,351	688,253	667,483	682,725	685,900
Interest expense	103,632	102,051	98,679	108,628	116,032

Net interest income	616,719	586,202	568,804	574,097	569,868

Provision for credit losses	58,000	63,000	75,000	85,000	93,000

Net interest income after provision for credit losses	558,719	523,202	493,804	489,097	476,868

Other income
Mortgage banking revenues	38,141	42,151	45,156	35,013	61,052
Service charges on deposit accounts	121,577	119,716	109,731	111,129	117,733
Trust income	113,652	75,592	29,321	31,031	30,485
Brokerage services income	13,907	14,926	14,296	11,648	12,127
Trading account and foreign exchange gains	4,176	6,798	8,279	12,755	6,035
Gain on bank investment securities	89	110,744	39,353	861	1,440
Other-than-temporary impairment losses recognized in earnings	(9,642)	(26,530)	(16,041)	(27,567)	(9,532)
Equity in earnings of Bayview Lending Group LLC	(6,911)	(5,223)	(6,678)	(7,415)	(6,460)
Other revenues from operations	93,393	163,482	91,003	119,483	77,019

Total other income	368,382	501,656	314,420	286,938	289,899

Other expense
Salaries and employee benefits	325,197	300,178	266,090	243,413	246,389
Equipment and net occupancy	68,101	59,670	56,663	50,879	54,353
Printing, postage and supplies	10,593	9,723	9,202	8,435	7,820
Amortization of core deposit and other intangible assets	17,401	14,740	12,314	13,269	13,526
FDIC assessments	26,701	26,609	19,094	18,329	18,039
Other costs of operations	214,026	165,975	136,208	134,949	140,006

Total other expense	662,019	576,895	499,571	469,274	480,133

Income before income taxes	265,082	447,963	308,653	306,761	286,634

Applicable income taxes	81,974	125,605	102,380	102,319	94,619

Net income	$183,108	322,358	206,273	204,442	192,015

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2011	2010	Change
ASSETS

Cash and due from banks	$1,349,057	1,070,625	26%

Interest-bearing deposits at banks	2,226,779	401,624	454

Federal funds sold and agreements to resell securities	5,000	443,700	-99

Trading account assets	605,557	536,702	13

Investment securities	7,173,797	7,662,715	-6

Loans and leases:

Commercial, financial, etc.	15,218,502	12,788,136	19
Real estate - commercial	23,961,306	20,580,450	16
Real estate - consumer	7,065,451	5,754,432	23
Consumer	12,156,005	11,668,540	4

Total loans and leases, net of unearned discount	58,401,264	50,791,558	15
Less: allowance for credit losses	908,525	894,720	2

Net loans and leases	57,492,739	49,896,838	15

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	257,656	139,186	85

Other assets	5,228,681	4,570,822	14

Total assets	$77,863,891	68,246,837	14%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$19,637,491	14,665,603	34%

Interest-bearing deposits	39,330,027	33,335,104	18

Deposits at Cayman Islands office	514,871	653,916	-21

Total deposits	59,482,389	48,654,623	22

Short-term borrowings	694,398	1,211,683	-43

Accrued interest and other liabilities	1,563,121	1,157,250	35

Long-term borrowings	6,748,857	8,991,508	-25

Total liabilities	68,488,765	60,015,064	14

Shareholders’ equity:
Preferred	862,717	737,979	17
Common (1)	8,512,409	7,493,794	14

Total shareholders’ equity	9,375,126	8,231,773	14

Total liabilities and shareholders’ equity	$77,863,891	68,246,837	14%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $192.5 million at September 30, 2011 and $192.6 million at September 30, 2010.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2011	2011	2011	2010	2010

ASSETS
Cash and due from banks	$1,349,057	1,297,335	972,005	908,755	1,070,625
Interest-bearing deposits at banks	2,226,779	2,275,450	100,101	101,222	401,624
Federal funds sold and agreements to resell securities	5,000	415,580	10,300	25,000	443,700
Trading account assets	605,557	502,986	413,737	523,834	536,702
Investment securities	7,173,797	6,492,265	6,507,165	7,150,540	7,662,715
Loans and leases:
Commercial, financial, etc.	15,218,502	15,040,892	13,826,299	13,390,610	12,788,136
Real estate - commercial	23,961,306	24,263,726	20,891,615	21,183,161	20,580,450
Real estate - consumer	7,065,451	6,970,921	6,154,960	5,928,056	5,754,432
Consumer	12,156,005	12,265,690	11,245,807	11,488,555	11,668,540

Total loans and leases, net of unearned discount	58,401,264	58,541,229	52,118,681	51,990,382	50,791,558
Less: allowance for credit losses	908,525	907,589	903,703	902,941	894,720

Net loans and leases	57,492,739	57,633,640	51,214,978	51,087,441	49,896,838
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	257,656	275,057	113,603	125,917	139,186
Other assets	5,228,681	5,310,216	5,024,694	4,573,929	4,570,822

Total assets	$77,863,891	77,727,154	67,881,208	68,021,263	68,246,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$19,637,491	18,598,828	15,219,562	14,557,568	14,665,603
Interest-bearing deposits	39,330,027	40,078,834	34,264,867	33,641,800	33,335,104
Deposits at Cayman Islands office	514,871	551,553	1,063,670	1,605,916	653,916

Total deposits	59,482,389	59,229,215	50,548,099	49,805,284	48,654,623
Short-term borrowings	694,398	567,144	504,676	947,432	1,211,683
Accrued interest and other liabilities	1,563,121	1,557,685	1,015,495	1,070,701	1,157,250
Long-term borrowings	6,748,857	7,128,916	7,305,420	7,840,151	8,991,508

Total liabilities	68,488,765	68,482,960	59,373,690	59,663,568	60,015,064
Shareholders’ equity:
Preferred	862,717	860,901	743,385	740,657	737,979
Common (1)	8,512,409	8,383,293	7,764,133	7,617,038	7,493,794

Total shareholders’ equity	9,375,126	9,244,194	8,507,518	8,357,695	8,231,773

Total liabilities and shareholders’ equity	$77,863,891	77,727,154	67,881,208	68,021,263	68,246,837

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $192.5 million at September 30, 2011, $228.8 million at June 30, 2011, $197.5 million at March 31, 2011, $205.2 million at December 31, 2010 and $192.6 million at September 30, 2010.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended								Nine months ended September 30
	September 30, 2011		September 30, 2010		June 30, 2011		Change in balance September 30, 2011 from		2011		2010		Change in balance
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	September 30, 2010	June 30, 2011	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$1,861	.25%	92	.15%	804	.24%	—%	131%	$933	.24%	100	.06%	834%

Federal funds sold and agreements to resell securities	76	.14	64	.26	622	.09	20	-88	238	.10	33	.27	628

Trading account assets	85	1.75	82	.65	101	1.32	3	-16	98	1.55	69	.79	41

Investment securities	7,005	3.65	7,993	4.16	6,394	4.03	-12	10	6,872	3.95	8,180	4.29	-16

Loans and leases, net of unearned discount Commercial, financial, etc.	15,007	3.82	12,856	3.97	14,623	3.89	17	3	14,406	3.88	13,118	3.96	10
Real estate - commercial	23,979	4.62	20,612	4.85	22,471	4.59	16	7	22,495	4.64	20,745	4.66	8
Real estate - consumer	7,002	4.95	5,680	5.30	6,559	5.00	23	7	6,542	5.00	5,691	5.32	15
Consumer	12,200	4.95	11,687	5.22	11,808	5.03	4	3	11,787	5.03	11,795	5.24	—

Total loans and leases, net	58,188	4.51	50,835	4.74	55,461	4.55	14	5	55,230	4.57	51,349	4.69	8

Total earning assets	67,215	4.29	59,066	4.65	63,382	4.40	14	6	63,371	4.42	59,731	4.62	6

Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—

Core deposit and other intangible assets	266		146		198		83	35	195		160		22

Other assets	5,902		5,074		5,349		16	10	5,398		4,923		10

Total assets	$76,908		67,811		72,454		13%	6%	$72,489		68,339		6%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$814	.17	592	.15	742	.15	37%	10%	$729	.15	599	.14	22%
Savings deposits	31,654	.28	26,177	.33	30,043	.28	21	5	29,804	.28	25,733	.33	16
Time deposits	7,169	.98	6,312	1.46	6,657	1.16	14	8	6,514	1.15	6,767	1.56	-4
Deposits at Cayman Islands office	614	.12	802	.16	820	.09	-23	-25	869	.12	1,002	.14	-13

Total interest-bearing deposits	40,251	.40	33,883	.53	38,262	.42	19	5	37,916	.42	34,101	.56	11

Short-term borrowings	592	.15	1,858	.16	707	.08	-68	-16	878	.13	1,994	.16	-56
Long-term borrowings	6,829	3.63	8,948	3.10	7,076	3.48	-24	-3	7,089	3.45	9,516	2.91	-26

Total interest-bearing liabilities	47,672	.86	44,689	1.03	46,045	.89	7	4	45,883	.89	45,611	1.04	1

Noninterest-bearing deposits	18,222		13,647		16,195		34	13	16,320		13,518		21

Other liabilities	1,690		1,294		1,402		31	21	1,420		1,180		20

Total liabilities	67,584		59,630		63,642		13	6	63,623		60,309		5

Shareholders’ equity	9,324		8,181		8,812		14	6	8,866		8,030		10

Total liabilities and shareholders’ equity	$76,908		67,811		72,454		13%	6%	$72,489		68,339		6%

Net interest spread		3.43		3.62		3.51				3.53		3.58
Contribution of interest-free funds		.25		.25		.24				.25		.25
Net interest margin		3.68%		3.87%		3.75%				3.78%		3.83%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended September 30		Nine months ended September 30
	2011	2010	2011	2010
Income statement data
In thousands, except per share
Net income
Net income	$183,108	192,015	$711,739	531,719
Amortization of core deposit and other intangible assets (1)	10,622	8,210	27,074	27,211
Merger-related gain (1)	—	—	(64,930)	—
Merger-related expenses (1)	16,266	—	41,960	—

Net operating income	$209,996	200,225	$715,843	558,930

Earnings per common share
Diluted earnings per common share	$1.32	1.48	$5.32	4.10
Amortization of core deposit and other intangible assets (1)	.08	.07	.22	.23
Merger-related gain (1)	—	—	(.52)	—
Merger-related expenses (1)	.13	—	.34	—

Diluted net operating earnings per common share	$1.53	1.55	$5.36	4.33

Other expense
Other expense	$662,019	480,133	$1,738,485	1,445,563
Amortization of core deposit and other intangible assets	(17,401)	(13,526)	(44,455)	(44,834)
Merger-related expenses	(26,003)	—	(67,294)	—

Noninterest operating expense	$618,615	466,607	$1,626,736	1,400,729

Merger-related expenses
Salaries and employee benefits	$285	—	$15,597	—
Equipment and net occupancy	119	—	223	—
Printing, postage and supplies	723	—	1,188	—
Other costs of operations	24,876	—	50,286	—

Total	$26,003	—	$67,294	—

Balance sheet data
In millions
Average assets
Average assets	$76,908	67,811	$72,489	68,339
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(266)	(146)	(195)	(160)
Deferred taxes	65	27	44	30

Average tangible assets	$73,182	64,167	$68,813	64,684

Average common equity
Average total equity	$9,324	8,181	$8,866	8,030
Preferred stock	(862)	(737)	(774)	(735)

Average common equity	8,462	7,444	8,092	7,295
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(266)	(146)	(195)	(160)
Deferred taxes	65	27	44	30

Average tangible common equity	$4,736	3,800	$4,416	3,640

At end of quarter
Total assets
Total assets	$77,864	68,247
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(257)	(139)
Deferred taxes	63	26

Total tangible assets	$74,145	64,609

Total common equity
Total equity	$9,375	8,232
Preferred stock	(863)	(738)
Undeclared dividends—cumulative preferred stock	(3)	(6)

Common equity, net of undeclared cumulative preferred dividends	8,509	7,488
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(257)	(139)
Deferred taxes	63	26

Total tangible common equity	$4,790	3,850

(1)	After any related tax effect.

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Income statement data
In thousands, except per share
Net income
Net income	$183,108	322,358	206,273	204,442	192,015
Amortization of core deposit and other intangible assets (1)	10,622	8,974	7,478	8,054	8,210
Merger-related gain (1)	—	(64,930)	—	(16,730)	—
Merger-related expenses (1)	16,266	23,085	2,609	469	—

Net operating income	$209,996	289,487	216,360	196,235	200,225

Earnings per common share
Diluted earnings per common share	$1.32	2.42	1.59	1.59	1.48
Amortization of core deposit and other intangible assets (1)	.08	.07	.06	.07	.07
Merger-related gain (1)	—	(.52)	—	(.14)	—
Merger-related expenses (1)	.13	.19	.02	—	—

Diluted net operating earnings per common share	$1.53	2.16	1.67	1.52	1.55

Other expense
Other expense	$662,019	576,895	499,571	469,274	480,133
Amortization of core deposit and other intangible assets	(17,401)	(14,740)	(12,314)	(13,269)	(13,526)
Merger-related expenses	(26,003)	(36,996)	(4,295)	(771)	—

Noninterest operating expense	$618,615	525,159	482,962	455,234	466,607

Merger-related expenses
Salaries and employee benefits	$285	15,305	7	7	—
Equipment and net occupancy	119	25	79	44	—
Printing, postage and supplies	723	318	147	74	—
Other costs of operations	24,876	21,348	4,062	646	—

Total	$26,003	36,996	4,295	771	—

Balance sheet data
In millions
Average assets
Average assets	$76,908	72,454	68,045	68,502	67,811
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(266)	(198)	(119)	(132)	(146)
Deferred taxes	65	46	22	24	27

Average tangible assets	$73,182	68,777	64,423	64,869	64,167

Average common equity
Average total equity	$9,324	8,812	8,451	8,322	8,181
Preferred stock	(862)	(716)	(743)	(740)	(737)

Average common equity	8,462	8,096	7,708	7,582	7,444
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(266)	(198)	(119)	(132)	(146)
Deferred taxes	65	46	22	24	27

Average tangible common equity	$4,736	4,419	4,086	3,949	3,800

At end of quarter
Total assets
Total assets	$77,864	77,727	67,881	68,021	68,247
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(257)	(275)	(113)	(126)	(139)
Deferred taxes	63	68	20	23	26

Total tangible assets	$74,145	73,995	64,263	64,393	64,609

Total common equity
Total equity	$9,375	9,244	8,508	8,358	8,232
Preferred stock	(863)	(861)	(743)	(741)	(738)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(7)	(6)	(6)

Common equity, net of undeclared cumulative preferred dividends	8,509	8,380	7,758	7,611	7,488
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(257)	(275)	(113)	(126)	(139)
Deferred taxes	63	68	20	23	26

Total tangible common equity	$4,790	4,648	4,140	3,983	3,850

(1)	After any related tax effect.

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